Exhibit 10.10

April 9, 2007

Daniel O’Brien, CEO
Flexible Solutions International, Inc.
615 Discovery Street
Victoria, British Columbia, V8T 5G4
Canada

Re:    Capstone Investments, Inc Retainer Agreement

Dear Mr. O’Brien:

This letter agreement (this “Agreement”) will confirm the arrangements under which CapStone Investments (“CapStone”) is authorized to act as the non-exclusive investment banking agent (“Agent” or “Agency”) on behalf of Flexible Solutions International, Inc., and its affiliates and subsidiaries (“FSI”). The terms of this Agreement will expire at 5:00 p.m. on Friday, April 20, 2007, unless fully executed by duly authorized representatives of both parties.

Fees

As compensation for the services of CapStone hereunder, FSI shall pay to CapStone the following fees:

CapStone will act as Placement Agent with respect to the proposed private placement of equity securities (the “Securities”) by FSI (the “Financing”), and as such CapStone will receive five percent (5%) of the total cash received by FSI from the sale of the Securities to Abacus Advisors/William Spears only (the “Fees”) to be paid at close of the transaction (the “Closing”). The Fees will be paid according to the following wire transfer instructions:

ABA Routing No.:	122 000 496
Bank:	Union Bank of California 4660 La Jolla Village Drive, Suite 175 San Diego, CA 92122

Account No.:	4760000448
Account Name:	CapStone Investments
Address:	4660 La Jolla Village Drive, Suite 1040 San Diego, CA 92122

RETENTION

FSI hereby retains CapStone, and CapStone agrees to act, in accordance with the provisions of this paragraph, as Agent in connection with investment banking during the term of this Agreement

CapStone acknowledges and agrees that FSI shall retain the sole and exclusive right to accept or reject investment advice offered by CapStone and any proposed sale of Securities and FSI shall not incur any liability (other than incurred reimbursable expenses as described herein) to CapStone for such rejection.

FSI understands that CapStone will be acting as a non-exclusive Agent of FSI in connection with this Agreement and the offering and sale of any FSI Securities and acknowledges and agrees that in connection therewith CapStone will use its “best efforts” to place such Securities only with Abacus Advisors/William Spears and no other firms or persons without express advance permission from FSI. FSI expressly acknowledges and agrees that CapStone’s obligations hereunder are not on a firm commitment basis and that the execution of this Agreement does not constitute a commitment by CapStone to purchase Securities and does not ensure the successful placement of Securities or any portion thereof.

ADDITIONAL TERMS AND CONDITIONS

Term. The term of this Agreement is valid for three (3) months from its execution by both parties.

If FSI closes the sale of Securities during the Term or within twelve (12) months of the termination of this Agreement to a third party with whom FSI had any discussions during the Term as a result of an introduction by CapStone and who is included on a written list provided to FSI no later than ten (10) days following the termination of this Agreement (the “Covered Investors”), then CapStone shall be entitled to receive, at the Closing of such sale of Securities, the Fee with respect to the Securities sold to such Covered Investor; provided that CapStone will only be due a Fee if the introduction resulting in the Fee has been approved in writing by Company prior to the introduction.

Direction at closing. FSI shall Wire the fee directly from an FSI account.

Information. During the course of the Term of this Agreement, FSI agrees to furnish CapStone with such information about FSI as CapStone reasonably requests to help facilitate its investment banking obligations (“Company Information”). FSI represents and warrants to CapStone that all Company Information will be accurate and complete in all material respects and will not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which such statements are made, not misleading, in each case at the time such information is furnished. FSI agrees to advise CapStone during the period of the engagement of all developments materially affecting FSI or the accuracy of the Company Information previously furnished to CapStone or prospective purchasers of Securities located by Agent. FSI acknowledges and confirms that CapStone (i) will be relying solely on such information and other information available from generally recognized public sources in performing the services contemplated hereunder, (ii) will not independently verify the accuracy or completeness of such information, (iii) does not assume responsibility for the accuracy or completeness thereof, (iv) will make appropriate disclaimers consistent with the foregoing and (v) their affiliates may share with each other any information related to FSI or FSI’s affiliates (including information relating to creditworthiness) provided that such affiliates are bound by the Confidentiality Agreement.

Other Fees and Expenses. FSI shall be responsible for all actual, out-of-pocket third party fees, charges, expenses and disbursements relating to this Agreement, including, without limitation, all actual, out-of-pocket third party fees, charges, expenses and disbursements in connection with (i) the preparation (including but not limited to attorneys’ fees, accountants’ fees, and other related consultants’ fees), printing, filing, distribution and mailing of any transaction documents and any supplement and amendment thereto and all other documents relating to any offering of securities and the purchase, sale and delivery of any such securities, including the cost of all copies thereof; (ii) the issuance, sale, transfer and delivery of such securities, including any transfer of other taxes payable thereon and the fees of any transfer agent or registrar; (iii) the registration or qualification of such securities for offer and sale with the SEC. (including, without limitation, all filing and registration fees and the reasonable “blue sky” fees and disbursements;

Indemnification. FSI agrees to indemnify CapStone and its affiliates and each person in control of CapStone and its affiliates and their respective officers, directors, employees, agents and representatives and their respective affiliates and control persons (“Capstone Indemnified Parties”), from and against any loss, claim, damage, liability, or third party action arising out of or based upon any untrue statement of any material fact contained in the Company Information or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they are made, not misleading; provided, however, that FSI shall not be liable in any such case to the extent that any such loss, claim, damage, liability, or action arises out of, or is based upon, (i) an untrue statement or alleged untrue statement or omission or alleged omission made therein upon, and conformity with, information relating to any CapStone Indemnified Party furnished to FSI by any CapStone Indemnified Party specifically for the use in the preparation thereof or (ii) the negligent acts of, or willful conduct by, any CapStone Indemnified Party. CapStone agrees to indemnify FSI and its affiliates and each person in control of FSI and its affiliates and their respective officers, directors, employees, agents and representatives and their respective affiliates and control persons (“FSI Indemnified Parties”), from and against any loss, claim, damage, liability, or third party action arising out of or based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made therein upon, and conformity with, information relating to any CapStone Indemnified Party furnished to FSI by any CapStone Indemnified Party specifically for the use in the preparation thereof or (ii) the negligent acts of, or willful conduct by, any CapStone Indemnified Party.

Other Services. FSI acknowledges and agrees that CapStone and/or its affiliates may be requested by FSI to provide additional services with respect to FSI or other matters contemplated hereby. Any such services will be set out in and governed by a separate agreement(s) (containing terms relating, without limitation, to services, fees and indemnification) in form and substance satisfactory to FSI and CapStone (or any such affiliate). Nothing in this Agreement is intended to obligate or commit CapStone or any of its affiliates to provide any services or financing other than as set out herein.

No Shareholder Rights. FSI acknowledges and agrees that CapStone has been retained only by FSI and that FSI’s engagement of CapStone is not deemed to be on behalf of and is not intended to confer rights upon any shareholder, owner or partner of FSI or CapStone or any other person not a party hereto. Unless otherwise expressly agreed, no person or entity other than FSI is authorized to rely upon FSI’s engagement of CapStone or any statements, advice, opinions, or conduct by CapStone.

Successors and Assigns. This engagement agreement is binding on all successors and assigns. However, it shall not be assigned without the prior written consent of the other party. This agreement shall be construed in accordance with and enforceable under the laws of the State of California.

Governing Law. This Agreement constitutes the entire agreement between us, and supersedes all other prior agreements and understandings, other written and oral, between the parties hereto with respect to the subject matter hereof and cannot be amended or otherwise modified except in writing executed by the parties hereof. Any dispute arising from the interpretation, validity or performance of this Agreement or any of its terms and provisions shall be submitted to arbitration in San Diego County, California before JAMS/Endispute, Inc.

Miscellaneous. This Agreement may be executed in two or more counterparts, including electronically transmitted counterparts, all of which together shall be considered a single instrument. The term “affiliate” as used herein shall have the meaning ascribed to such term in the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended.

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We are delighted to accept this engagement and look forward to working with you on this assignment. Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed duplicate of this letter.

Very truly yours,

CapStone Investments

By: ______________________________________
Steven P. Capozza, President

AGREED AND ACCEPTED:

Flexible Solutions International, Inc.

By: ______________________________________  Dated: _______________________
Daniel O’Brien, CEO

Flexible Agree with CapStone 5-25-07